999999 CERT.9999

• NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
• INCORPORATED UNDER THE LAWS OF THE STATE OF

DELAWARE

NUMBER
SPECIMEN

purple

$0.0001 PAR VALUE PER SHARE

SHARES
SPECIMEN

This Certifies that **SPECIMEN**

Is the Record Holder of

Fully paid and non-assessable shares of

PURPLE INNOVATION INC COMMON A

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signature(s) of its duly authorized officer(s).

Dated: 01/01/2009

TRICIA S. MCDERMOTT-SECRETARY

CORPORATE SEAL
PURPLE COMMON A
SPECIMEN
DE
CORPORATE SEAL

ROBERT T DEMARTINI-CEO

Countersigned by PACIFIC STOCK TRANSFER COMPANY
Las Vegas, Nevada

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT........................Custodian......................	
TEN ENT	- as tenants by the entireties	(Cust)	(Minor)
JT TEN	- as joint tenants with the right of survivorship and not as tenants in common	Act..	
		(State)	

Additional abbreviations may also be used though not in the above list.

*For value received,*____*hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____

____ *shares*

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____, *Attorney*

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

*Dated*____________________________

X____

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions).

This certificate also evidences and entitles the holder hereof to certain rights (the "Rights") as set forth in the Stockholder Rights Agreement, dated as of June 27, 2024 (as the same may be amended from time to time, the "Rights Agreement"), by and between the Corporation and Pacific Stock Transfer Company (or any successor rights agent), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Stockholder Rights Agreement, the Rights shall be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation shall mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor.

Under certain circumstances set forth in the Stockholder Rights Agreement, any Rights that are Beneficially Owned by any Person who is or was an Acquiring Person or a Related Person of an Acquiring Person (as such terms are defined in the Stockholder Rights Agreement) or certain transferees of an Acquiring Person or of any such Related Person will become null and void and will no longer be transferable.

SIGNATURE GUARANTEED:

TRANSFER FEE WILL APPLY